Exhibit 99.1

               Southwest Community Bancorp Reports Record Earnings



    CARLSBAD, Calif.--(BUSINESS WIRE)--July 20, 2005--Southwest
Community Bancorp (NASDAQ:SWCB):

    -- Income from Continuing Operations for the Second Quarter of 2005 Totaled $2.1 Million for an Increase of 104% Over Second Quarter 2004 and an Increase of 38% Over First Quarter 2005

    -- Net Income for the Quarter Equaled $3.6 Million Including $1.5 Million From Discontinued Operations

    Southwest Community Bancorp (NASDAQ:SWCB), parent company of Southwest Community Bank, today announced net income of $3,649,000, or $0.83 per diluted share, for the second quarter of 2005, compared to $1,285,000, or $0.33 per diluted share for the second quarter of 2004 and first quarter 2005 net income of $1,525,000, or $0.35 per diluted share. Current period earnings include income from discontinued operations of $1,512,000, or $0.34 per diluted share, compared to $236,000, or $0.06 per diluted share in the 2004 quarter. Income from continuing operations rose by 104% in the current quarter to $2,137,000, or $0.49 per diluted share, compared to $1,049,000, or $0.27 per diluted share in the 2004 period. Current period income from continuing operations represent a 38% increase over the $1,545,000 first quarter 2005 income from continuing operations.

    SALE OF SUBSIDIARY:

    On June 7, 2005, the Company, and its wholly-owned subsidiary, Financial Data Solutions, Inc. ("FDSI"), executed an Asset Purchase Agreement and Escrow Agreement and sold substantially all of the business assets of FDSI to Float Acquisition Corp., a subsidiary of Open Solutions, Inc., for $9,000,000, of which $1,365,000 is being held in escrow for up to twelve months relating to certain contingencies. The Company initially reported that it would recognize a gain of $1.80 million or approximately $0.41 per diluted share in the quarter ended June 30, 2005. As a result of various adjustments the gain has been adjusted to $1.55 million or approximately $0.36 per diluted share. Net proceeds from the sale were used to reimburse the Company for its original investment in FDSI and increase its investment in its principal operating entity, Southwest Community Bank by $5 million.
    Under the terms of the Asset Purchase Agreement an escrow has been established relating to certain contingencies. As originally reported, depending on the timing and the dollar amounts released to the Registrant from the escrow account, an additional net gain of up to $0.7 million, or approximately $0.16 per diluted share, may be realized in subsequent periods.

    YEAR-TO-DATE EARNINGS:

    For the six months ended June 30, 2005, net income totaled $5,174,000, or $1.18 per diluted share, compared with net income of $2,382,000, or $0.63 per diluted share for the first six months of 2004. Income from continuing operations for the six-month period rose 74% to $3,682,000, or $0.84 per diluted share, compared to $2,114,000, or $0.56 per diluted share in the 2004 period.

    ANALYSIS:

    The Company's annualized returns on average assets and average shareholders' equity for the second quarter of 2005 were 1.5% and 20.1% respectively, based on continuing operations, compared with 1.1% and 20.2%, respectively, for the second quarter of 2004. Annualized returns on average assets and average shareholders' equity for the six months ended June 30, 2005 were 1.3% and 17.9% respectively, based on continuing operations, compared with 1.2% and 20.9%, respectively, for the six months ended June 30, 2004.
    Total loans were $301 million at June 30, 2005, compared to $211 million at June 30, 2004, an increase of 42%. Deposits increased 44% to $551 million at June 30, 2005, compared to $383 million at June 30, 2004. Total assets increased 46% to $608 million at June 30, 2005, compared to $417 million at June 30, 2004.
    Shareholders' equity was $45.4 million at June 30, 2005, compared to $21.3 million at June 30, 2004. The Company sold $14.5 million in new common shares during the third quarter of 2004. Book value per share was $11.98 at June 30, 2005, compared to $6.89 per share at June 30, 2004. The ratio of common equity to assets at both the Company and its principal operating subsidiary, Southwest Community Bank, were above the levels required for a "well capitalized" designation by regulatory agencies at 7.46% and 8.05%, respectively.
    Commenting on the Company's results, Frank J. Mercardante, Chief Executive Officer, stated, "Deposits and loans grew at an annualized rate of 28% and 12%, respectively, during the first half of 2005. This strong growth contributed to record net interest income in both the first and second quarters. Our efficiency ratio is improving and at its best level ever, asset quality remains strong, and our loan pipeline continues to be healthy. The successful sale of FDSI will enable us to focus our attention on our banking operation, which has always been the primary earnings driver for the Company. We recently opened a Loan Production Office in Fullerton and received approval for our ninth full-service office scheduled to open in the third quarter in Rancho Cucamonga. The outlook for SBA lending in the second half of the year also remains strong."

    NET INTEREST INCOME:

    Net interest income for the second quarter of 2005 was $6,633,000, compared with $4,081,000 for the second quarter of 2004, an increase of 63%. The net interest margin, on a fully taxable basis, was 5.68% in the second quarter of 2005, an increase of 38 basis points from the second quarter of 2004 of 5.30%. Net interest income for the six months ended June 30, 2005 increased 59% to $12,448,000, compared to $7,844,000 for the six months ended June 30, 2004. The Company's net interest margin on a fully taxable basis for the first half of 2005 was virtually unchanged at 5.65%, compared to 5.67% for the first half of 2004.

    NONINTEREST INCOME:

    Noninterest income for the second quarter of 2005 was $1,585,000, compared with $1,527,000 for the second quarter of 2004, an increase of 4%. For the six months ended June 30, 2005, noninterest income decreased 3% to $2,840,000 from $2,915,000 in the 2004 period. Income from the sale of SBA loans increased during both 2005 quarters on a higher volume of loans sold while fees and service charges on deposit accounts and loan referral fees decreased.

    NONINTEREST EXPENSE:

    Noninterest expense for the second quarter of 2005 was $4,252,000, compared with $3,545,000 for the second quarter of 2004, an increase of 20%, with salaries and employee benefits, and occupancy and equipment representing the largest increases. For the first half of 2005, noninterest expenses increased 28% to $8,459,000, compared to $6,608,000 for the first half of 2004, with salaries and employee benefits, and occupancy and equipment representing the largest increases. For the first six months of 2005, the Company's efficiency ratio was 55.3%, compared to 61.4% for the first six months of 2004.

    ASSET QUALITY AND RESERVES:

    Nonperforming loans equaled $795 thousand, or 0.26% of total loans outstanding at June 30, 2005, compared to $845 thousand, or 0.40% of total loans outstanding as of June 30, 2004. Net of the government guaranteed portion of SBA loans, nonperforming loans for the 2005 period equaled $500 thousand, or 0.17% of total loans outstanding, compared to $779 thousand or 0.37% at June 30, 2004. Mr. Mercardante stated, "The Company's asset quality continues to be strong, reflecting good underwriting and servicing controls. Our objective is to continue to grow the portfolio without sacrificing asset quality levels."
    The Company's allowance for loan and lease losses equaled $4.4 million, or 1.45% of loans outstanding as of June 30, 2005, compared to $3.1 million, or 1.46% of loans outstanding at June 30, 2004.
    Shares of Southwest Community Bancorp's common stock are traded on NASDAQ under the symbol SWCB. The Company operates Southwest Community Bank, a San Diego County headquartered community bank with eight full-service offices in Carlsbad, Encinitas, San Diego, Escondido, El Cajon, Murrieta, Anaheim and San Bernardino, all in California; and loan production offices in Glendale and Fullerton, California; Lincolnshire, Illinois; and Ashburn, Virginia.
    For more information, visit our web site at www.swcbank.com.

    Forward-Looking Comments: Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained in this release to reflect future events or developments.


Consolidated Statements of Income
                                                         % Change for
                           Three Months Ended            Three Months
                    June 30,    March 31,   June 30,   6/05 to 6/05 to
                      2005        2005        2004       3/05    6/04
                   ----------- ----------- ----------- -------- ------
                   (unaudited) (unaudited) (unaudited)
Interest income        $7,385      $6,429      $4,427     14.9%  66.8%
Interest expense          752         614         346     22.5% 117.3%
                   ----------- ----------- ----------- -------- ------
Net interest
 income                 6,633       5,815       4,081     14.1%  62.5%
Provision for loan
 losses                   455         315         225     44.4% 102.2%
                   ----------- ----------- ----------- -------- ------
Net interest
 income after
 provision              6,178       5,500       3,856     12.3%  60.2%

Noninterest income      1,585       1,255       1,527     26.3%   3.8%
Noninterest
 expense                4,252       4,207       3,545      1.1%  19.9%
                   ----------- ----------- ----------- -------- ------
Income from
 continuing
 operations before
 taxes                  3,511       2,548       1,838     37.8%  91.0%
Income taxes            1,374       1,003         789     37.0%  74.1%
                   ----------- ----------- ----------- -------- ------
Income from
 continuing
 operations - net       2,137       1,545       1,049     38.3% 103.7%
Income from
 discontinued
 operations - net       1,512         (20)        236  -7660.0% 540.7%
                   ----------- ----------- ----------- -------- ------
Net Income             $3,649      $1,525      $1,285    139.3% 184.0%
                   =========== =========== =========== ======== ======

Earnings per
 share:
Continuing
 operations -
 basic                  $0.57       $0.42       $0.33     35.7%  24.2%
Continuing
 operations -
 diluted                $0.49       $0.35       $0.27     40.0%  26.2%
Discontinued
 operations -
 basic                  $0.40       $   -       $0.08        -   80.0%
Discontinued
 operations -
 diluted                $0.34       $   -       $0.06        -   82.4%
Net Income - basic      $0.97       $0.42       $0.41    131.0%  40.3%
Net Income
 -diluted               $0.83       $0.35       $0.33    137.1%  42.4%

Average shares
 outstanding        3,761,324   3,676,459   3,087,776      2.3%  18.1%
Average diluted
 shares
 outstanding        4,405,217   4,366,972   3,704,108      0.9%  16.0%

Return on average
 equity
 (annualized)            20.1%       15.5%       20.2%
Return on average
 assets
 (annualized)             1.5%        1.2%        1.1%
Net Interest
 Margin                  5.68%       5.59%       5.30%
Efficiency ratio         51.7%       59.5%       63.2%


Consolidated Statements of Income
                                                                  %
                                              June 30,          Change
                                          Six Months Ended       6/05
                                          2005        2004        to
                                       (unaudited) (unaudited)   6/04
                                       ----------- ----------- -------
Interest income                           $13,814      $8,466    63.2%
Interest expense                            1,366         622   119.6%
                                       ----------- ----------- -------
Net interest income                        12,448       7,844    58.7%
Provision for loan losses                     770         525    46.7%
                                       ----------- ----------- -------
Net interest income after provision        11,678       7,319    59.6%

Noninterest income                          2,840       2,915    -2.6%
Noninterest expense                         8,459       6,608    28.0%
                                       ----------- ----------- -------
Income from continuing operations
 before taxes                               6,059       3,626    67.1%
Income taxes                                2,377       1,512    57.2%
                                       ----------- ----------- -------
Income from continuing operations- net      3,682       2,114    74.2%
Income from discontinued operations -
 net                                        1,492         268   456.7%
                                       ----------- ----------- -------
Net Income                                 $5,174      $2,382   117.2%
                                       =========== =========== =======

Earnings per share:
Continuing operations - basic               $0.99       $0.68    45.6%
Continuing operations - diluted             $0.84       $0.56    50.0%
Discontinued operations - basic             $0.40       $0.09   344.4%
Discontinued operations - diluted           $0.34       $0.07   385.7%
Net Income - basic                          $1.39       $0.77    80.5%
Net Income -diluted                         $1.18       $0.63    87.3%

Average shares outstanding              3,719,126   3,074,108    21.0%
Average diluted shares outstanding      4,383,478   3,767,318    16.4%

Return on average equity (annualized)        17.9%       20.9%
Return on average assets (annualized)         1.3%        1.2%
Net Interest Margin                          5.65%       5.67%
Efficiency ratio                             55.3%       61.4%


Consolidated Balance Sheets

                                                         Change From
                      June 30,    June 30,    Dec. 31,  June  December
                        2005        2004       2004     2004   2004
                     ----------- ----------- ---------- ----- --------
Assets               (unaudited) (unaudited)
Cash and due from
 banks                 $129,825     $63,598   $101,162   104%      28%
Federal funds sold       68,015      82,575     69,190   -18%      -2%
Investment
 securities              95,060      45,240     62,072   110%      53%

Loans, net of
 unearned income        300,850     211,458    283,600    42%       6%
 Less allowance for
  loan losses             4,374       3,093      3,744    41%      17%
                     ----------- ----------- ----------
 Net loans              296,476     208,365    279,856    42%       6%
                     ----------- ----------- ----------
Other assets             19,004      17,375     20,594     9%      -8%
                     ----------- ----------- ----------
 Total                 $608,380    $417,153   $532,874    46%      14%
                     =========== =========== ==========
Liabilities and
 Shareholders'
 Equity
Noninterest-bearing    $423,850    $276,561   $362,617    53%      17%
Interest bearing        127,175     106,915    120,145    19%       6%
                     ----------- ----------- ----------
 Total Deposits         551,025     383,476    482,762    44%      14%
Accrued interest and
 other liabilities        3,708       4,090      2,976    -9%      25%
Junior subordinated
 debt                     8,248       8,248      8,248     0%       0%
                     ----------- ----------- ----------
 Total Liabilities      562,981     395,814    493,986    42%      14%
                     ----------- ----------- ----------
Shareholders' Equity
Common stock             37,055      14,885     29,901   149%      24%
Retained earnings         8,744       6,744      9,107    30%      -4%
Other comprehensive
 income (loss)             (400)       (290)      (120)   38%     233%
                     ----------- ----------- ----------
 Total Shareholders'
  Equity                 45,399      21,339     38,888   113%      17%
                     ----------- ----------- ----------
 Total                 $608,380    $417,153   $532,874    46%      14%
                     =========== =========== ==========

Book value per share
 at end of period        $11.98       $6.89     $10.63
Shares outstanding
 at end of period     3,788,227   3,096,331  3,658,365


Allowance/Loans            1.45%       1.46%      1.32%
Nonperforming Loans
 (000)                      795         845      1,766
 as % of loans             0.26%       0.40%      0.62%





    CONTACT: Southwest Community Bancorp
             Frank J. Mercardante, 760-918-2620